As filed with the Securities and Exchange Commission on March 5, 2025.

Registration No. 333-281357

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 7 to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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MEGAN HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

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Cayman Islands	0273	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

B-01-07, Gateway Corporate Suites
Gateway Kiaramas
No.1, Jalan Desa Kiara
50480 Mont Kiara
Kuala Lumpur, Malaysia
+60 3 6420 1071
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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With a Copy to:
William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	Angela Dowd, Esq. Xiaoqin “Sherry” Li, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Phone: (212) 407-4000 Fax: (212) 407-4990

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 to Form F-1 (Amendment No. 7) is being filed solely for the purpose of filing Exhibit 5.1, to this registration statement on Form F-1 (File No. 333-281357), or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 7 does not contain copies of the public offering prospectus included in the Registration Statement, which remains unchanged from Amendment No. 6 to the Registration Statement filed on February 20, 2025. This Amendment No. 7 consists only of the cover page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibit.

EXHIBIT INDEX

Exhibit No.	Description
1.1†	Form of Underwriting Agreement
3.1†	Restated Memorandum and Articles of Association
5.1*	Opinion of Forbes Hare regarding the validity of the ordinary share being registered
8.1†	Opinion of Enolil Loo LLP regarding certain Malaysian tax matters (included in Exhibit 99.1)
10.1†	Employment Agreement between MHL and Mr. Darren Hoo
10.2†	Employment Agreement between MHL and Mr. Kai Tie Ng
10.3†	Independent Director Offer Letter between MHL and Mr. Long Jia Kwang
10.4†	Independent Director Offer Letter between MHL and Mr. Tse Yin Sum
10.5†	Material contract between MMSB and North Cube Sdn Bhd dated June 30, 2022
10.6†	Material contract between MMSB and Pelican Prospect Sdn Bhd dated April 28, 2023
10.7†	Material contract between MMSB and Sea Sanctuary Sdn Bhd dated April 28, 2023
10.8†	Material contract between MMSB and Kheng Builders Sdn Bhd dated April 28, 2023
10.9†	Share Swap Agreement
10.10†	Loan agreement between MMSB and Maybank dated April 5, 2023.
10.11†	Independent Director Offer Letter between MHL and Ms. Lai Yee Yee
14.1†	Code of Business Conduct and Ethics of the Registrant
14.2†	Insider Trading Policy of the Registrant
14.3†	Clawback Policy of the Registrant
15.1†	Letter in Lieu of Consent of WWC, P.C.
21.1†	List of Subsidiaries of the Registrant
23.1†	Consent of WWC, P.C.
23.2*	Consent of Forbes Hare (included in Exhibit 5.1)
23.3†	Consent of Enolil Loo LLP (included in Exhibit 99.1)
23.4†	Consent of Protégé Associates Sdn. Bhd.
99.1†	Opinion of Enolil Loo LLP
99.2†	Audit Committee Charter
99.3†	Nominating Committee Charter
99.4†	Compensation Committee Charter
99.5†	Consent of Mr. Long Jia Kwang as an independent director nominee
99.6†	Consent of Mr. Tse Yin Sum as an independent director nominee
99.7†	Consent of Lai Yee Yee as an independent director nominee
107†	Filing Fee table

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†        Previously filed

*        Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malaysia, on March 5, 2025.

MEGAN HOLDINGS LIMITED
By:	/s/ Hoo Wei Sern
Name:	Hoo Wei Sern
Title:	Executive Director, Chairman and Chief Executive Officer (Principal Executive Officer)
By:	/s/ Kai Tie Ng
Name:	Kai Tie Ng
Title:	Chief Financial Officer (Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	March 5, 2025	/s/ Darren Hoo
Darren Hoo Executive Director, Chairman and Chief Executive Officer (Principal executive officer)
Date:	March 5, 2025	/s/ Kai Tie Ng
Kai Tie Ng
Chief Financial Officer (Principal Accounting and Financial Officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on March 5, 2025.

AUTHORIZED U.S. REPRESENTATIVE
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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